Exhibit 1.1

UNDERWRITING AGREEMENT

June     , 2018

Roth Capital Partners, LLC

As Representative of the several

Underwriters named on Schedule II

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

Certain stockholders of Profire Energy, Inc., a Nevada corporation (the “Company”) named on Schedule I hereto (collectively, the “Selling Stockholders”), severally propose, subject to the terms and conditions stated herein, to sell to the several underwriters named on Schedule II hereto (collectively, the “Underwriters”), an aggregate of 7,500,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), each Selling Stockholder selling the amount of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto. The Selling Stockholders also propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of up to 1,125,000 additional shares of Common Stock (the “Additional Shares”), as may be necessary to cover over-allotments made in connection with the offering of the Shares (as defined below), each Selling Stockholder selling the amount of Additional Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto. The Firm Shares and Additional Shares are collectively referred to as the “Shares.” Roth Capital Partners, LLC is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the “Representative”).

The Company, the Selling Stockholders and the Underwriters hereby confirm their agreement as follows:

1. Registration Statement and Final Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-225508) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Underwriting Agreement (this “Agreement”). Such registration statement (including any post effective amendments), has been declared effective by the Commission. Such registration statement, as amended (including post effective amendments thereto), the exhibits and any schedules thereto and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

As used in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 of the Rules and Regulations relating to the Shares.

“Preliminary Prospectus” means the preliminary prospectus, subject to completion, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations for use in connection with the offering and sale of the Shares, including any documents incorporated therein by reference.

“Prospectus” means the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act).

“Time of Sale” means __ a.m., New York City time, on the date of this Agreement.

“Time of Sale Disclosure Package” means (i) the Preliminary Prospectus, as amended immediately prior to the Time of Sale, including any document incorporated by reference therein, and (ii) each Issuer Free Writing Prospectus relating to the offering of the Shares, if any, filed or used by the Company on or before the Time of Sale, all considered together.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with each of the Underwriters and the Selling Stockholders, as of the date hereof and as of the Closing Date (as defined below), as follows:

(a) At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto, complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package as of the date hereof and at the Closing Date, and the Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) of the Rules and Regulations and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters or the Selling Stockholders specifically for use in the preparation thereof. The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or the Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

(b) The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission (except as otherwise disclosed therein or amendments thereto) and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, when such documents are filed with the Commission, will comply in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations or an “excluded issuer” as defined in Rule 164 of the Rules and Regulations. Each Issuer Free Writing Prospectus listed on Schedule III satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 of the Rules and Regulations, including any legend, record-keeping or other requirements.

(d) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and the Subsidiary (as defined below) as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the SEC Reports conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the SEC Reports or to be filed with the Commission as exhibits that have not been so described or filed.

(e) The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company and the Subsidiary as of the dates indicated and the results of their operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that are not included or incorporated by reference as required.

(f) Sadler, Gibb & Associates, LLC, who certified the financial statements of the Company and the Subsidiary and supporting schedules included or incorporated by reference in the Time of Sale Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company and the Subsidiary within the meaning of the Securities Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (United States).

(g) The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(h) All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(i) The statements relating to legal matters, documents or proceedings included in each of the Registration Statement, the Time of Sale Disclosure Package, the Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock,” and “Business” as the case may be, in each case are accurate in all material respects and fairly summarize such matters, documents or proceedings. All material contracts, agreements or other documents that are required to be filed with the Commission as exhibits pursuant to the Securities Act or the Exchange Act have been filed as required.

(j) The Shares have been or will be qualified for sale under the securities laws of such jurisdictions (United States and foreign) as the Representative determines, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions.

(k) The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l) Subject to Section 5(d) below, the Company represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any Issuer Free Writing Prospectus in connection with the offering of the Shares. Subject to Section 5(d) below, the Company has not distributed and the Company will not distribute, prior to the completion of the distribution of the Shares, any offering material in connection with the offering of the Shares other than the Prospectus, the Issuer Free Writing Prospectus, and the Registration Statement, and copies of the documents, if any, incorporated by reference therein.

(m) The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(n) Any certificate signed by any officer of the Company and delivered to the Representative or to the Representative’s counsel shall be deemed a representation and warranty by the Company to the Representative as to the matters covered thereby.

(o) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or be in good standing would not have or would not be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole, or in its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

(p) The Company has no subsidiaries other than Profire Combustion, Inc. (the “Subsidiary”). The Subsidiary has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as currently being carried on and as described in Registration Statement, the Time of Sale Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in, each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of, or other equity interest in the Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and is owned by the Company, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of, or other equity interests in, the Subsidiary was issued in violation of the preemptive or similar rights of any security holder of the Subsidiary.

(q) The Company has the power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(r) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or the Subsidiary is subject, or by which any property or asset of the Company or the Subsidiary is bound or affected, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument or obligation or other understanding to which the Company or the Subsidiary is a party of by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s articles of incorporation or bylaws, each as are presently in effect.

(s) All consents, approvals, orders, authorizations and filings required on the part of the Company and the Subsidiary in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(t) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Capital Market (the “Exchange”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock on the Exchange. The Shares are listed on the Exchange.

(u) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock and including the Shares to be sold by the Selling Stockholders, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters); and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s articles of incorporation or bylaws, each as presently in effect, or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or the Subsidiary any shares of capital stock of the Company or the Subsidiary. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(v) Except as described in the Registration Statement, Time of Sale Disclosure Package and Prospectus, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

(w) Each of the Company and the Subsidiary has filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof except where the failure to file would reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiary has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or the Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or the Subsidiary, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or the Subsidiary, which, if adversely determined, would have a Material Adverse Effect. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(x) The Subsidiary is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s equity securities, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary’s properties or assets to the Company.

(y) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (i) neither the Company nor the Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (iii) there has not been any change in the capital stock of the Company or the Subsidiary (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing equity incentive plans, or any new grants thereof in the ordinary course of business), (iv) there has not been any material change in the Company’s long-term or short-term debt, and (v) there has not been the occurrence of any Material Adverse Effect.

(z) There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or the Subsidiary is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(aa) Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, or any criminal statute during the term of such director or officer’s tenure with the Company, nor, to the knowledge of the Company, prior to such tenure that is of a nature that would be required to be disclosed pursuant to Item 103 of Regulation S-K with regard to the Company or Item 401 of Regulation S-K with regard to the Company’s officers or directors. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company.

(bb) None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or the Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case as would be required to be disclosed pursuant to the requirements of Item 404 of Regulation S-K.

(cc) The Company and the Subsidiary holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(dd) The Company and the Subsidiary have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and the Subsidiary is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or the Subsidiary.

(ee) The Company and the Subsidiary owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and the Subsidiary as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or the Subsidiary will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor the Subsidiary has received any notice alleging any such infringement or fee.

(ff) Except as described in the Registration Statement, the Company and the Subsidiary maintain on a consolidated basis (i) effective “internal control over financial reporting” as defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Company and the Subsidiary have established and maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Except as described in the Registration Statement, the Company and the Subsidiary have established and maintain and evaluate and “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act). The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and the Company presented in its Annual Report on Form 10-K for the year ended December 31, 2017 the conclusions of the Company’s certifying officers about the effectiveness of such disclosure controls and procedures.

(gg) Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) There is (i) no unfair labor practice complaint pending against the Company or the Subsidiary, nor to the Company’s knowledge, threatened against it or the Subsidiary, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or the Subsidiary, or, to the Company’s knowledge, threatened against it or the Subsidiary and (ii) no labor disturbance by the employees of the Company or the Subsidiary exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of the Subsidiary, principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or the Subsidiary plans to terminate employment with the Company or the Subsidiary.

(ii) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or the Subsidiary which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or the Subsidiary is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and the Subsidiary have not incurred and would not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the Company’s knowledge nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(jj) Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk) The operations of the Company and the Subsidiary are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (as defined below) (collectively, the

“Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or the Subsidiary or any of their respective properties, assets or operations.

(ll) Neither the Company nor the Subsidiary, or any director or officer of the Company or the Subsidiary, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or the Subsidiary or any other person acting on behalf of the Company or the Subsidiary, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and promote continued compliance therewith.

(mm) Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or the Subsidiary is currently subject to or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other relevant sanctions authority.

(nn) The Company and the Subsidiary carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(oo) Neither the Company nor the Subsidiary is (i) in violation, breach or default under its articles of incorporation or bylaws or similar organizational documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (ii), for any such default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) No relationship, direct or indirect, exists between or among the Company or the Subsidiary, on the one hand, and the directors, officers, equityholders, customers or suppliers of the Company or the Subsidiary, on the other, that is required by the Securities Act to be described in a registration statement that is not described or incorporated by reference in each of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. There are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them.

(qq) The Company and the Subsidiary are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses, except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or the Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or the Subsidiary, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or the Subsidiary has knowledge.

(rr) Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(ss) The Company was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter has been, eligible to use Form S-3 pursuant to the standards for that form in effect immediately prior to October 21, 1992.

(tt) Other than the Underwriters, no person has the right to act as a placement agent, underwriter or as a financial advisor in connection with the sale of the Shares contemplated hereby.

3. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with each of the Underwriters and the Company, as of the date hereof and as of the Closing Date, as follows:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(b) Such Selling Stockholder has, and immediately prior to the Time of Sale, such Selling Stockholder will have, valid title to the Shares to be sold by it hereunder at the Time of Sale, and the Shares will be (upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement at the Time of Sale) free and clear of all liens, security interests, mortgages, pledges, encumbrances or any other adverse claims. Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to a securities account of the Underwriters (assuming that none of DTC, Cede or such other nominee or any of the Underwriters has notice of any adverse claim (as defined in Section 8-105 of the New York Uniform Commercial Code (the “UCC”) with respect to such Shares), (i) DTC shall be a “protected purchaser” of such Shares (as defined in Section 8-303 of the UCC), (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement to such Shares and (iii) under Section 8-502 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occurs, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s articles of incorporation, as presently in effect, and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (C) appropriate entries to the account of the several Underwriters on the records of DTC will have been made pursuant to the UCC and (D) the jurisdiction of DTC (and its nominee) as a securities intermediary for purposes of Section 8-110(b) of the UCC, and the jurisdiction of the Company (as the issuer of the Shares) applicable to the matters specified in subsections (a)(2) through (5) of Section 8-110 of the UCC, is the State of New York.

(c) The Selling Stockholder has, and on the Closing Date, will have the legal right and power to sell, transfer and deliver all of the Shares which may be sold by the Selling Stockholder pursuant to this Agreement and to comply with his or its other obligations hereunder.

(d) The execution and delivery of this Agreement, the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the certificate of partnership, certificate of formation, limited partnership agreement or limited liability company agreement, as applicable, of such Selling Stockholder, if any, or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of his or its property or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by the Selling Stockholder of the transactions contemplated in this Agreement, except such as may be required under the Securities Act and applicable state securities or blue sky laws.

(e) The Selling Stockholder: (i) does not have any registration or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and (ii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(f) Except for such consents, approvals and waivers as have been obtained by the Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which the Selling Stockholder is a party or by which he or it is bound or under which he or it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by the Selling Stockholder under this Agreement or the consummation by the Selling Stockholder of any of the other transactions contemplated hereby.

(g) All information furnished to the Company or any Underwriter by the Selling Stockholder in writing expressly for use in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus is, and at the Time of Sale and on the Closing Date, will be, true, correct, and complete in all material respects, and did not, as of the Time of Sale, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. The Selling Stockholder confirms as accurate the number of Shares set forth opposite the Selling Stockholder’s name in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Shares).

(h) The Selling Stockholder: (i) has no reason to believe that the representations and warranties of the Company contained in Section 2 hereof are not true and correct, (ii) is familiar with the Registration Statement, the Time of Sale Disclosure Package (each, as of the time of the execution and delivery of this Agreement) and the Prospectus (as of the Closing Date) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement and the Time of Sale Disclosure Package (each, as of the time of the execution and delivery of this Agreement) and the Prospectus (as of the Closing Date) that has resulted in or may result in a Material Adverse Effect, and (iii) is not prompted to sell Shares by any information concerning the Company which is not set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(i) The Selling Stockholder has not taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(j) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholder of the Shares.

(k) Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 4 and (ii) the completion of the Underwriter’s distribution of the Shares, the Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(l) The Selling Stockholder is not currently subject to any U.S. sanctions administered by OFAC and will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(m) The Selling Stockholder has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the specified courts in Section 18, and the Selling Stockholder has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Selling Stockholder as provided in Section 18 hereof.

Any certificate signed by the Selling Stockholder and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby.

Each Selling Stockholder has a reasonable basis for making each of the representations set forth in this Section 3. Each Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Stockholders and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.

4. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $__ (the “Per Share Price”), the number of Firm Shares (to be adjusted so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule I hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder.

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder hereby grants to the Underwriters an option to purchase some or all of the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, all or any portion of the Additional Shares at the price per share equal to the Per Share Price, as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby, as and to the extent indicated in Schedule I hereto, that portion of the number of Additional Shares as to which such election shall have been exercised (to be adjusted so as to eliminate fractional shares) determined by multiplying such number of Additional Shares by a fraction, the numerator of which is the maximum number of Additional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Additional Shares that all of the Underwriters are entitled to purchase hereunder. This option may be exercised by the Representative at any time and from time to time on or before the thirtieth (30th) day following the date hereof, upon written notice from the Representative to the Company and the Selling Stockholders (the “Option Notice”). The Option Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that, unless the Company, the Selling Stockholders and the Representative otherwise agree, the Option Closing Date shall not be earlier than the Closing Date (as defined below) with respect to the Firm Shares, nor later than the second business day after the date on which the option shall have been exercised.

Payment of the purchase price for and delivery of the Additional Shares shall be made on the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (c) below.

(c) The Firm Shares will be delivered by the Selling Stockholders to the Representative for the respective accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the respective Selling Stockholder, to the accounts specified by each Selling Stockholder to the Representative at least twenty-four hours in advance, at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, or such other location as may be mutually acceptable, at __ a.m. New York City time, on the second (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares or the Additional Shares, as applicable, is referred to herein as the “Closing Date.” Delivery of the Firm Shares and Additional Shares shall be made by credit through full fast transfer to the accounts at the DTC designated by the Representative. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

5. Covenants. The Company and the Selling Stockholders, as applicable, covenant and agree with the Underwriters as follows:

(a) The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative, the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(c) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), Rule 433 and 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b) of the Securities Act).

(d) If during the Prospectus Delivery Period, any event occurs the result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or its counsel to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Representative and will amend the Registration Statement or supplement the Prospectus so as to correct such statement or omission or effect such compliance. If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company covenants that it will not, unless it obtains the prior written consent of the Representative, make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Representative expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) The Company will furnish to the Representative and counsel for the Representative copies of the Registration Statement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(g) The Company will make generally available to its security holders and to the Underwriters as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h) The Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(i) The Company covenants and agrees with the Underwriters that (i) the Company will pay or cause to be paid the following, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, (a) all expenses incurred in connection with the delivery of the Shares, including the reasonable legal fees of the Underwriters’ counsel, up to a maximum amount of $150,000 for all such expenses and fees, (b) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (c) all reasonable filing fees and reasonable fees and disbursements of the Representative’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Representative or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Representative shall designate, (d) the fees and expenses of any transfer agent or registrar, (e) listing fees, if any, and (f) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein; and (ii) each Selling Stockholder will pay or cause to be paid all taxes incident to the sale and delivery of Shares to be sold by each Selling Stockholder to the Underwriters hereunder.

(j) The Company hereby agrees, during a period of three years from the effective date of the Registration Statement, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representative as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system shall be considered furnished for purposes of this Section 6(j).

(k) The Company hereby agrees to use its best efforts to maintain the listing of the Shares on the Exchange.

6. Conditions of the Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the applicable Closing Date (as if made on the Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, the performance by the Company and the Selling Stockholders of its and their respective obligations hereunder and the following additional conditions:

(a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Rules and Regulations); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or otherwise) shall have been complied with to the Representative’s satisfaction.

(b) The Representative shall not have reasonably determined and advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) There shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole, from that set forth in the Time of Sale Disclosure Package that is material and adverse and that makes it, in the Representative’s reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Disclosure Package.

(d) On the applicable Closing Date, there shall have been furnished to the Representative, the negative assurance letter of K&L Gates LLP, counsel to the Underwriters, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(e) On the applicable Closing Date, there shall have been furnished to the Representative, the opinion and negative assurance letter of Stoel Rives LLP, counsel for the Company, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(f) On the applicable Closing Date, there shall have been furnished to the Representative, the opinion of Stoel Rives LLP, counsel for the Selling Stockholders, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(g) On the date hereof, the Representative shall have received a letter from Sadler, Gibb & Associates, LLC, dated the date hereof, addressed to the Representative, confirming that they are an independent public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firms with respect to the financial information, including any financial information contained in any Exchange Act filing filed by the Company, and other matters required by the Representative.

(h) On each Closing Date, the Representative shall have received a letter (a “Bring-down Letter”) from Sadler, Gibb & Associates, LLC, addressed to the Representative and dated the applicable Closing Date, confirming, as of the date of such Bring-down Letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such Bring-down Letters), the conclusions and findings of said firms, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information, and other matters covered by its respective letter delivered to the Underwriters concurrently with the execution of this Agreement pursuant to paragraph (g) of this Section 6.

(i) On or after the Time of Sale, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange, (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange, (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representative’s reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date on the terms and in the manner contemplated in the Time of Sale Disclosure Package and the Prospectus.

(j) The Company shall have complied with the provisions of Section 5(b) hereof with respect to the furnishing of prospectuses on the second business day succeeding the date of this Agreement.

(k) Neither the Company nor the Subsidiary shall have sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus any loss or interference with the business of the Company and the Subsidiary, when taken together as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (other than the issuance or repurchase, as applicable, of shares of Common Stock upon exercise of stock options, vesting of restricted stock awards or settlement of restricted stock units described as outstanding in, and the grant of options and awards under equity incentive plans described in, the Time of Sale Disclosure Package or the Prospectus) or long-term debt of the Company or the Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiary, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case, is in the Representative’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date on the terms and in the manner contemplated in the Time of Sale Disclosure Package and the Prospectus.

(l) On the Closing Date, there shall have been furnished to the Representative a certificate, dated the applicable Closing Date and addressed to the Representative, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacity as officers of the Company, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (ii) no stop order or other order (a) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (b) suspending the qualification of the Shares for offering or sale, or (c) suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body, and (iii) there has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the applicable Closing Date.

(m) The Company and each of the Selling Stockholders shall have each furnished or caused to be furnished to you at such Closing Date certificates of officers of the Company and certificates of each of the Selling Stockholders, respectively, satisfactory to the Representative as to the accuracy of the representations and warranties of the Company and such Selling Stockholder, respectively, herein at and as of such Closing Date, as to the performance by the Company and such Selling Stockholder, respectively, in all respects of all of their respective obligations hereunder to be performed at or prior to such Closing Date, and the Company shall have furnished or caused to be furnished to the Representative certificates as to the matters set forth in subsections (a) and (j) of this Section 6 and as to such other matters as the Representative may reasonably request.

(n) The Common Stock shall be registered under the Exchange Act and shall be listed on the Exchange, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Exchange, nor shall the Company have received any information suggesting that the Commission is contemplating terminating such registration or listing.

(o) On or before the date hereof, the Representative shall have received duly executed lock-up agreements (each a “Lock-Up Agreement”) in the form set forth on Schedule IV hereto, by and between the Representative and each of the Selling Stockholders.

(p) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the issuance and sale of the Shares.

(q) Each Selling Stockholder will deliver to the Representative prior to or at the first Closing Date a properly completed and executed United States Treasury Department Form W-9.

(r) The Company shall have furnished to the Representative and counsel for the Representative such additional documents, certificates and evidence as the Representative or counsel for the Representative may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the applicable Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(i), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company and the Selling Stockholders. The Company and each of the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where the Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company and the Selling Stockholders), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Disclosure Package, any road show, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all reasonable and documented expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representative in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Disclosure Package, any road show, any such free writing prospectus, or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 7(c) below. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company and the Selling Stockholders may otherwise have.

(b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where the Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Selling Stockholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Disclosure Package, any road show, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Disclosure Package, any road show, such free writing prospectus, the Prospectus (or such amendment or supplement to the foregoing), in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder in writing expressly for use therein; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all reasonable and documented expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided that the liability under this Section 7(b) of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting discounts, but before expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder. The Representative hereby acknowledges that the only information that such Selling Stockholder has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth under the caption “Selling Stockholders” in the Time of Sale Disclosure Package and the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that such Selling Stockholder may otherwise have.

(c) Indemnification of the Company, its Directors and Officers and the Selling Stockholders. The Underwriters, severally and not jointly, agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each of the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Disclosure Package, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any

such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Disclosure Package, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to the Underwriter furnished to the Company by the Representative in writing expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Selling Stockholders, hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the fourth paragraph under the caption “Underwriting” in the Time of Sale Disclosure Package and the Prospectus. The indemnity agreement set forth in this Section 7(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this Agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, such approval not to be unreasonably withheld or delayed, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representative (in the case of counsel for the indemnified parties referred to in Section 7(a) above), by the Selling Stockholders (in the case of counsel for the indemnified parties referred to in Section 7(b) above)) or by the Company (in the case of counsel for the indemnified parties referred to in Section 7(c) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(f) Contribution. If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(f); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(d) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(f).

Notwithstanding the provisions of this Section 7(f), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7(f) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule II. For purposes of this Section 7(f), each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Stockholders contained herein or in certificates delivered pursuant hereto including, but not limited to, the agreements of the several Underwriters and the Company contained in Section 5(i) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

9. Termination of this Agreement.

(a) The Representative shall have the right to terminate this Agreement by giving notice to the Company and the Selling Stockholders as hereinafter specified at any time at or prior to the Closing Date, if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or Exchange or trading in securities generally on NYSE American, the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE American, the New York Stock Exchange or the Nasdaq Stock Market LLC, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal, New York or California state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, (vi) in the reasonable judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, any Material Adverse Effect, or (vii) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, in the Representative’s reasonable judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. If this Agreement is terminated pursuant to this Section 9 or the purchase of the Shares pursuant to the terms of this Agreement is not consummated for any reason, the Company will reimburse the Underwriters for all reasonable documented out-of-pocket expenses (including reasonable fees and disbursements of counsel up to a maximum of $150,000) incurred by them in connection with the offering of the Shares, except as set forth in Sections 7, and 9 hereof, and the Underwriters will have no further obligation or liability hereunder except as set forth in Section 7 hereof.

(b) If the Representative elects to terminate this Agreement as provided in this Section, the Company and the Selling Stockholders shall be notified promptly by the Representative by telephone, confirmed by letter.

10. Default by One or More Underwriters.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, the Representative may in its discretion arrange for another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter the Representative does not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company and the Selling Stockholders that the Representative has so arranged for the purchase of such Shares, or the Company or the Selling Stockholders notifies the Representative that the Company has so arranged for the purchase of such Shares, the Representative or the Selling Stockholders shall have the right to postpone its purchase of the Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company and the Selling Stockholders agree to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Disclosure Package or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company or the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remain unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the Closing Date, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the Closing Date (other than by reason of any default on the part of the Company or the Selling Stockholders), or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then the Company and the Selling Stockholders will have the right, by written notice given within the following 36-hour period to the Representative, to terminate this Agreement.

11. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to them at Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, Attention: Syndicate

Department, with a copy (which copy shall not constitute notice hereunder) to Michael A. Hedge, K&L Gates LLP, 1 Park Plaza, Twelfth Floor, Irvine, California 92614; if to the Company, shall be delivered, mailed or sent to 321 South 1250 West, Suite 1, Lindon, Utah 84042, Attention: Chief Executive Officer, with a copy (which copy shall not constitute notice hereunder) to Stoel Rives LLP, 201 South Main Street, Suite 1100, Salt Lake City, Utah 84111, Attention: Samuel P. Gardiner; and if to a Selling Stockholder, shall be delivered, mailed or sent to his or its counsel at Stoel Rives LLP, 201 South Main Street, Suite 1100, Salt Lake City, Utah 84111, Attention: Samuel P. Gardiner. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares.

13. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as principals and not agents or fiduciaries of the Company or any Selling Stockholder, (c) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (d) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

14. No Limitations. Nothing in this Agreement shall be construed to limit the ability of the Underwriters or its affiliates to (a) trade in the Company’s or any other company’s securities or publish research on the Company or any other company, subject to applicable law, or (b) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company.

15. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. Submission to Jurisdiction. The Company and the Selling Stockholders irrevocably (a) submit to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agree that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waive, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agree not to commence any Proceeding other than in such courts, and (e) waive, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) AND EACH SELLING STOCKHOLDER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE AND THE PROSPECTUS.

19. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission and electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed and delivered in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company, the Selling Stockholders and the Underwriters in accordance with its terms.

Very truly yours,

PROFIRE ENERGY, INC.

By:
Name:
Title:

1831893 ALBERTA LTD

By:
Name:
Title:

HATCH FAMILY HOLDING COMPANY, LLC

By:
Name:
Title:

SHELLY NICHOL

Name:

Confirmed as of the date first above-mentioned by the Representative.

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

SCHEDULE I

Selling Stockholders

Selling Stockholder	Number of Firm Shares	Number of Additional Shares
1831893 ALBERTA LTD	5,000,000	0
Hatch Family Holding Company, LLC	2,000,000	1,125,000
Shelly Nichol	500,000	0
Total	7,500,000	1,125,000

SCHEDULE II

Underwriters

Underwriter	Number of Firm Shares	Number of Additional Shares
Roth Capital Partners, LLC
Chardan Capital Markets LLC
Lake Street Capital Markets, LLC
Total	7,500,000	1,125,000

SCHEDULE III

Free Writing Prospectus

SCHEDULE IV

Form of Lock-Up Agreement